Exhibit 99.2

First Midwest Bancorp, Inc.

Earnings Call Presentation: 2017 Fourth Quarter And Full Year Results

January 30, 2018

Full Year 2017 Financial Highlights

Earnings Per Share ("EPS")
- Generated EPS of $0.96, or EPS, adjusted[1] of $1.35, up 11% compared to $1.22 for 2016

Loan and Deposit Growth
- Expanded total loans 26%; increased average core deposits 23% from 2016, holding the average core deposit ratio at 86%

Net Interest Income ("NII") and Margin, Adjusted[2]
- NII up 35%, while tax-equivalent net interest margin ("NIM"), adjusted[2] was 3.59%, up 14 basis points from 2016; $19 million in additional accretion

Asset Quality
- Net charge-offs ("NCOs") to average loans of 0.21%, down 13% from 2016

Noninterest Income
- Fee-based revenues up 7% from 2016, 11% higher excluding the impact of the Durbin Amendment of the Dodd-Frank Act ("Durbin") effective on July 1, 2017

Noninterest Expense
- Efficiency ratio[1] improved to 60% compared to 63% in 2016; 23% increase in noninterest expense compared to 2016, impacted by acquisitions

Income Tax Expense
- Effective tax rate of 35%, excluding impact of tax reform enacted during 4Q 2017 and the Illinois tax rate increase in Q3 2017, compared to 33% for 2016

Acquisitions
- Completed the acquisitions of Standard Bancshares, Inc. ("Standard") on January 6, 2017, adding $2.6 billion in assets and over $300 million in assets under management ("AUM") and Premier Asset Management LLC ("Premier") on February 28, 2017, adding approximately $550 million in AUM

Capital
- Increased common equity Tier 1 to risk-weighted assets to 9.68%, up 29 basis points from a year ago

TRANSFORMATIONAL YEAR MARKED BY SIGNIFICANT GROWTH

[1] These financial measures exclude certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail.
[2] NIM, adjusted excludes accretion associated with acquired loans. See the accompanying "Non-GAAP Financial Information" slides for detail.

Q4 2017 Financial Highlights

EPS

- Generated EPS of $0.02, or EPS, adjusted[1] of $0.34, compared to $0.33 for Q3 2017 and $0.32 for Q4 2016
  - EPS impacted by $0.26 due to the revaluation of deferred tax assets ("DTAs") and $0.06 due to expanded investments in colleagues and communities and certain actions related to the securities portfolio

Loan and Deposit Growth

- Grew total loans 2% annualized from Q3 2017 and 26% from Q4 2016; consistent level of average core deposits with Q3 2017 and up 23% from Q4 2016, holding the average core deposit ratio at 86%

NII and NIM, Adjusted[2]

- NII consistent with Q3 2017 and increased 36% from Q4 2016, while NIM, adjusted[2] of 3.64% increased 2 bps from Q3 2017 and 30 bps from Q4 2016

Asset Quality

- NCOs to average loans annualized of 0.27% compared to 0.30% for Q3 2017 and 0.22% for Q4 2016

Noninterest Income

- Fee-based revenues were consistent with Q3 2017 and up 10% compared to Q4 2016, excluding the impact of Durbin effective on July 1, 2017

Noninterest Expense

- Efficiency ratio[1] improved to 60% consistent with Q3 2017 and down from 64% in Q4 2016; Q4 2017 noninterest expense, adjusted[3] increased 2% from Q3 2017 and 17% compared to Q4 2016

Income Tax Expense

- Effective tax rate of 34%, excluding the impact of tax reform on Q4 2017

Capital

- Total capital to risk-weighted assets increased 36 bps to 12.15% from Q3 2017, benefiting from the sale of securities with higher risk-weightings; capital ratios return to levels last achieved prior to the Standard acquisition

TAX REFORM BUILDS ON EARNINGS AND CAPITAL GROWTH MOMENTUM

[1] These financial measures exclude certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail.
[2] NIM, adjusted excludes accretion associated with acquired loans. See the accompanying "Non-GAAP Financial Information" slides for detail.
[3] Adjustments include a special bonus and charitable contribution resulting from tax reform, acquisition and integration related expenses, and a lease cancellation fee.

Loans



$8,254
17%
32%
12%
39%
$10,390
18%
30%
14%
38%
$10,438
18%
30%
14%
38%
Q4 '16
Q3 '17
Q4 '17
C&I and Agriculture
Owner Occupied CRE
Investor CRE
Consumer

Dollars in millions
Balances shown are end of period

Highlights

- **Grew loans 2% annualized and 26% from Q3 2017 and Q4 2016, respectively**
- **Average loans grew 4% annualized and 27% from Q3 2017 and Q4 2016, respectively**
- **7% YOY growth, excluding Standard**
- **Mix remains relatively unchanged**
  - Investor CRE and Construction to total capital ratio of 213% and 28%, respectively
- **Loan yields, excluding accretion, were 4.4%, consistent with Q3 2017 and up 29 bps from Q4 2016**

2018 Outlook:

Mid-single digit loan growth on average for the full year

Asset Quality

Non-Performing Assets ("NPAs")



2.00%
1.00%
0.00%
1.12%
0.86%
0.89%
Q4 '16
Q3 '17
Q4 '17
NPAs / Loans + OREO

NCOs



0.50%
0.25%
0.00%
0.26%
0.22%
0.39%
0.30%
0.31%
0.27%
Q4 '16
Q3 '17
Q4 '17
Loan Loss Provision / Avg Loans (1)
NCOs / Avg Loans (1)

Allowance for Credit Losses ("ACL")



1.50%
1.00%
0.50%
1.11%
1.06%
1.09%
0.92%
1.07%
0.93%
Q4 '16
Q3 '17
Q4 '17
ACL / Loans, excluding acquired loans
ACL / Loans

Highlights

- **Continued benign credit environment**
- **ACL / Loans builds, reflecting the migration of acquired loans**

2018 Outlook:

- **Near-term NCOs in mid-20 bps range**
- **Mid-single digit bps growth in ACL / Loans, subject to economic conditions and activity in acquired loans**

(1) Annualized based on the actual number of days for each period presented.

Deposits


$8,988
$11,143
$11,179
14%
18%
19%
18%
31%
14%
18%
18%
18%
32%
14%
18%
18%
18%
32%
86% Core
Q4 '16
Q3 '17
Q4 '17
Demand
Savings
NOW
Money Market
Time

Highlights

- Increased average core deposits to $9.6 billion, consistent with Q3 2017 and up 23% from Q4 2016
- Loans to deposits of 94%
- Mix remains relatively unchanged, 60% retail
- Holding average core deposit ratio at 86% through higher rate environment

2018 Outlook:

Low-single digit average deposit growth for the full year

Dollars in millions
Balances shown are QTD averages

Net Interest Income



$88
$3
$120
$8
$119
$6
$350
$15
$472
$34
Q4 '16
Q3 '17
Q4 '17
2016
2017
Quarters Ended
Years Ended
NII
Accretion

	Q4 '16	Q3 '17	Q4 '17	2016	2017
Interest-earning assets	$10,426	$12,544	$12,541	$9,951	$12,417
NIM[1]	3.44%	3.86%	3.84%	3.60%	3.87%
NIM, adjusted[1][2]	3.34%	3.62%	3.64%	3.45%	3.59%

Highlights

- NII consistent with Q3 2017 and up 36% from Q4 2016
- Accretion down $2 million from Q3 2017 and up $3 million from Q4 2016
- NIM, adjusted[1][2] of 3.64% up 2 bps from Q3 2017 and 30 bps from Q4 2016
- Strong core deposits base allowed for controlled funding costs through 3 rate hikes in 2017

2018 Outlook:

- NII up mid- to high-single digits
- Continued NIM expansion, excluding accretion
- Scheduled accretion of $18 million

Dollars in millions

[1] This is a non-GAAP financial measure. See the accompanying "Non-GAAP Financial Information" slides for detail.

[2] Excludes the impact of acquired loan accretion.

Noninterest Income[1]



$39
$40
$40
$158
$165
Q4 '16
Q3 '17
Q4 '17
2016
2017
Quarters Ended
Years Ended
Deposit service charges
Wealth management
Card-based
Mortgage banking
Other fee-based revenues (2)
Other noninterest income

Highlights

- Impacted by Durbin, which became effective for the Company in the second half of 2017
- Excluding Durbin, noninterest income[1] up 10% from Q4 2016
- Expanded AUM to $11 billion and wealth management fees to $41 million, both up nearly 25% from 2016

2018 Outlook:

Low-single digit growth in noninterest income

- **Impacted by full year of Durbin**

Dollars in millions

(1) Excludes securities (losses) gains.

(2) Other fee-based revenues include merchant servicing fees, capital market products income, and other service charges, commissions, and fees.

Noninterest Expense



$93
8
$97
$102
$340
15
$416
24
Q4 '16
Q3 '17
Q4 '17
2016
2017
Quarters Ended
Years Ended
Salaries & Benefits
Occupancy & Equipment
Professional services
Technology
Merchant card
Other
Adjustments (1)

Highlights

- Efficiency ratio[2] improved 366 bps to 60% compared to a year ago
- Impact of tax reform on Q4 2017 - $4 million in special bonus and charitable contribution
- Noninterest expense, adjusted[1] increased 2% from Q3 2017 and 17% compared to Q4 2016

2018 Outlook:

Low-single digit increase from fourth quarter of 2017 annualized run rate, excluding $4 million impact of tax reform

Dollars in millions

(1) Adjustments include a special bonus and charitable contribution resulting from tax reform, acquisition and integration related expenses, and a lease cancellation fee.

(2) This is a non-GAAP financial measure. See the accompanying "Non-GAAP Financial Information" slides for detail.

Capital

	Q4 '17	Q3 '17	Q4 '16
Company Regulatory Capital Ratios:			
• Total capital to risk-weighted assets ("RWA")	12.15%	11.79%	12.23%
• Tier 1 capital to RWA	10.10%	9.83%	9.90%
• CET1[(1)] capital to RWA	9.68%	9.42%	9.39%
• Tier 1 capital to average assets	8.99%	9.04%	8.99%
Company Tangible Common Equity Ratios[(2)]:			
• Tangible common equity to tangible assets	8.33%	8.25%	8.05%
• Tangible common equity, excluding accumulated other comprehensive income ("AOCI"), to tangible assets	8.58%	8.53%	8.42%
• Tangible common equity to RWA	9.31%	9.02%	8.88%

CAPITAL RETURNS TO LEVELS LAST ACHIEVED PRIOR TO THE STANDARD ACQUISITION,
Q4 2017 CAPITAL RATIOS BENEFIT FROM SALE OF SECURITIES WITH HIGHER RISK WEIGHTS

(1) Represents Common equity tier 1 ("CET1").
(2) Tangible common equity represents common stockholders' equity less goodwill and identifiable intangible assets. For details of the calculation of these ratios, see the accompanying "Non-GAAP Financial Information" slides for detail.

Impact of Tax Reform on 4Q 2017

On December 22, 2017, the Tax Cuts and Jobs Act ("tax reform") was enacted into law. This tax reform, among other things, reduces the federal corporate tax rate from 35% to 21%, effective January 1, 2018. As a result, the Company revalued its DTAs, expanded investments in its colleagues and communities, and took certain actions related to its securities portfolio as follows:

- Revalued its DTAs by $27 million, which reduced EPS for 4Q 2017 by $0.26.
- Increased the minimum pay rate to $15 for hourly colleagues, effective in 2018.
- Paid a special bonus of up to $1,035 to nearly 85% of colleagues, which totaled approximately $2 million on a pre-tax basis, and reduced EPS for 4Q 2017 by $0.01.
- Contributed approximately $2 million to the First Midwest Charitable Foundation, which reduced EPS for 4Q 2017 by $0.01.
- Liquidated all of its $46 million in trust-preferred collateralized debt obligations at a minimal loss of approximately $800,000, which improved the Company's total capital to risk-weighted assets by approximately 20 bps.
- Sold $150 million of collateralized mortgage obligations and other mortgage-backed securities at a loss of approximately $5 million, and invested the proceeds in higher-yielding securities with similar durations.

Financial Results

	Quarters Ended			Years Ended	
	Q4 '17	Q3 '17	Q4 '16	2017	2016
Net Interest Income	$ 119	$ 120	$ 88	$ 472	$ 350
Loan Loss Provision	8	10	5	31	31
Noninterest Income [1]	40	40	39	165	158
Securities (Losses) Gains	(5)	3	—	(2)	1
Noninterest Expense	102	97	93	416	340
Income before Income Taxes	44	56	29	188	138
Income Tax Expense	42	18	9	90	46
Net Income	$ 2	$ 38	$ 20	$ 98	$ 92
EPS	$ 0.02	$ 0.37	$ 0.25	$ 0.96	$ 1.14
EPS, Adjusted[2]	$ 0.34	$ 0.33	$ 0.32	$ 1.35	$ 1.22
ROATCE, Adjusted[2][3]	12.35%	12.41%	11.60%	13.06%	11.45%
Efficiency Ratio[2]	60.32%	58.97%	63.98%	59.73%	62.59%

Highlights

- **Prior Quarter Comparison**
  - Impacted by tax reform
  - Lower NII reflecting lower accretion
  - Lower loan loss provision due to lower NCOs, improved credit quality
  - Consistent noninterest income
  - Higher noninterest expense primarily reflects a special bonus to colleagues and a contribution to the First Midwest Charitable Foundation
  - Higher income taxes due to the revaluation of DTAs
- **Prior Year Quarter Comparison**
  - Impact of acquisitions and tax reform
  - Higher NII due to increase in rates, loan growth, and the Standard acquisition
  - Higher noninterest income due to acquisitions and organic growth, partially offset by the impact of Durbin
  - Higher noninterest expense reflects acquisitions, merit increases, and investment in talent
  - Higher income taxes due to the revaluation of DTAs

Dollars in millions, except per share data
[1] Excludes securities (losses) gains.
[2] These financial measures exclude certain adjustments. See the accompanying "Non-GAAP Financial Information" slides for detail.
[3] Represents return on average tangible common equity ("ROATCE").

2018 Outlook Recap

Loans and Deposits
Mid-single digit loan growth on average for the full year expected; low-single digit average deposit growth for the full year expected.

Net Interest Income and Margin
Reported NII expected to be up mid- to high-single digits; continued NIM expansion, excluding accretion; reported NIM projected to be stable as the benefits of earning asset growth and higher rates are offset by declining accretion and the impact of tax reform on the tax equivalent adjustment; scheduled accretion expected to be $18 million for the year, down from $34 million in the prior year. Rate hikes and acquired loan accretion could create volatility on a quarter-to-quarter basis.

Noninterest Income
Low-single digit growth is expected in noninterest income, excluding securities, impacted by Durbin which became effective July 1, 2017. Excluding the impact of Durbin YOY noninterest income is projected to be up mid-single digit.

Noninterest Expense
Low-single digit increase is expected from the fourth quarter of 2017 annualized run rate, excluding the $4 million impact of tax reform.

Asset Quality
Near-term NCOs in the mid-20 bps range expected; mid-single digit bps growth in ACL / Loans, subject to economic conditions and activity in acquired loans.

Taxes
Effective tax rate expected to be approximately 25%.

Forward-Looking Statements

This presentation may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "outlook," "project," "probable," "potential," "possible," "target," "continue," "look forward" or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this presentation, and First Midwest undertakes no obligation to update any forward-looking statements contained in this presentation to reflect new information or events or conditions after the date hereof.

Forward-looking statements may be deemed to include, among other things, statements relating to First Midwest's future financial performance, including the related outlook for 2018, the performance of First Midwest's loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, including the impact of certain actions and initiatives, anticipated trends in First Midwest's business, regulatory developments, the impact of federal income tax reform legislation, acquisition transactions, including estimated synergies, cost savings and financial benefits of consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties, and assumptions. For a discussion of these risks, uncertainties, and assumptions, you should refer to the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in First Midwest's Annual Report on Form 10-K for the year ended December 31, 2016, as well as First Midwest's subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of First Midwest's filings describe additional factors that could adversely impact First Midwest's business and financial performance.

Appendix

Non-GAAP Financial Information

The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include EPS, adjusted, the efficiency ratio, tax-equivalent NII (including its individual components), NIM, NIM, adjusted, and tangible common equity to tangible assets.

The Company presents EPS, the efficiency ratio, and return on average tangible common equity, all adjusted for certain significant transactions. These transaction include the revaluation of DTAs (fourth and third quarters of 2017), certain actions resulting in securities losses and gains (fourth and third quarters of 2017), a special bonus to colleagues (fourth quarter of 2017), a charitable contribution to the First Midwest Charitable Foundation (fourth quarter of 2017), acquisition and integration related expenses associated with completed and pending acquisitions (all periods presented, excluding the fourth quarter of 2017), a lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation (fourth quarter of 2016), and a net gain on a sale-leaseback transaction (third quarter of 2016). Management believes excluding these transactions from EPS, the efficiency ratio, and return on average tangible common equity is useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion facilitates better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics is useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics enhances comparability for peer comparison purposes.

The tax-equivalent adjustment to NII and NIM recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is standard practice in the banking industry to present NII and NIM on a fully tax-equivalent basis and that it enhances comparability for peer comparison purposes. In addition, management believes that the tax-equivalent net interest margin, excluding the impact of acquired loan accretion, enhances comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period.

In management's view, tangible common equity measures are capital adequacy metrics meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.

Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the the following reconciliations for details on the calculation of these measures to the extent presented herein.

Non-GAAP Financial Information (Unaudited)

(Amounts in thousands, except per share data)

	Quarters Ended			Years Ended	
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Earnings Per Share					
Net income	$ 2,347	$ 38,235	$ 20,718	$ 98,387	$ 92,349
Net income applicable to non-vested restricted shares	(6)	(340)	(217)	(916)	(1,043)
Net income applicable to common shares	2,341	37,895	20,501	97,471	91,306
Adjustments to net income:					
DTA revaluation	26,555	(2,846)	—	23,709	—
Losses (gains) from securities portfolio repositioning	5,357	(3,197)	—	2,160	—
Tax effect of losses (gains) from securities portfolio repositioning	(2,196)	1,311	—	(885)	—
Special bonus	1,915	—	—	1,915	—
Tax effect of special bonus	(785)	—	—	(785)	—
Charitable contribution	1,600	—	—	1,600	—
Tax effect of charitable contribution	(656)	—	—	(656)	—
Acquisition and integration related expenses	—	384	7,542	20,123	14,352
Tax effect of acquisition and integration related expenses	—	(157)	(3,017)	(8,053)	(5,741)
Lease cancellation fee	—	—	950	—	950
Tax effect of lease cancellation fee	—	—	(380)	—	(380)
Net gain on sale-leaseback transaction	—	—	—	—	(5,509)
Tax effect of net gain on sale-leaseback transaction	—	—	—	—	2,204
Total adjustments to net income	31,790	(4,505)	5,095	39,128	5,876
Net income applicable to common shares, adjusted [(1)]	$ 34,131	$ 33,390	$ 25,596	$ 136,599	$ 97,182
Weighted-average diluted common shares outstanding	101,787	101,772	80,430	101,443	79,810
Diluted EPS	$ 0.02	$ 0.37	$ 0.25	$ 0.96	$ 1.14
Diluted EPS, adjusted[(1)]	$ 0.34	$ 0.33	$ 0.32	$ 1.35	$ 1.22

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Financial Information (Unaudited)

(Amounts in thousands, except per share data)

	Quarters Ended December 31, 2017	Quarters Ended September 30, 2017	Quarters Ended December 31, 2016	Years Ended December 31, 2017	Years Ended December 31, 2016
Efficiency Ratio Calculation					
Noninterest expense	$ 102,326	$ 97,190	$ 92,669	$ 415,909	$ 339,500
Net OREO expense	(695)	(657)	(925)	(4,683)	(3,024)
Special bonus	(1,915)	—	—	(1,915)	—
Charitable contribution	(1,600)	—	—	(1,600)	—
Acquisition and integration related expenses	—	(384)	(7,542)	(20,123)	(14,352)
Lease cancellation fee	—	—	(950)	—	(950)
Total	$ 98,116	$ 96,149	$ 83,252	$ 387,588	$ 321,174
Tax-equivalent NII (2)	$ 121,154	$ 121,935	$ 90,088	$ 479,965	$ 358,334
Fee-based revenues	37,786	38,305	37,107	155,166	145,101
Other income, excluding BOLI income	625	422	1,310	3,913	3,635
BOLI Income	1,851	1,424	971	5,946	3,647
Tax-equivalent adjustment of BOLI	1,234	949	647	3,964	2,431
Total	$ 162,650	$ 163,035	$ 130,123	$ 648,954	$ 513,148
Efficiency ratio	60.32%	58.97%	63.98%	59.73%	62.59%
Tax-Equivalent Net Interest Income / Margin					
NII	$ 119,331	$ 119,893	$ 88,024	$ 472,004	$ 349,691
Tax-equivalent adjustment	1,823	2,042	2,064	7,961	8,643
Tax-equivalent NII (2)	121,154	121,935	90,088	479,965	358,334
Less: acquired loan accretion	(6,240)	(7,581)	(2,663)	(33,923)	(14,568)
Tax-equivalent NII, adjusted	$ 114,914	$ 114,354	$ 87,425	$ 446,042	$ 343,766
Average interest-earning assets	$ 12,541,073	$ 12,544,134	$ 10,425,691	$ 12,417,191	$ 9,951,092
NIM (2)	3.84%	3.86%	3.44%	3.87%	3.60%
NIM, adjusted (2)	3.64%	3.62%	3.34%	3.59%	3.45%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Financial Information (Unaudited)

(Amounts in thousands, except per share data)

	Quarters Ended			Years Ended	
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Tangible Common Equity					
Stockholders' equity	$ 1,864,874	$ 1,865,130	$ 1,257,080	$ 1,864,874	$ 1,257,080
Less: goodwill and other intangible assets	(754,757)	(750,436)	(366,876)	(754,757)	(366,876)
Tangible common equity	$ 1,110,117	$ 1,114,694	$ 890,204	$ 1,110,117	$ 890,204
Total assets	14,077,052	14,267,142	11,422,555	14,077,052	11,422,555
Less: goodwill and other intangible assets	(754,757)	(750,436)	(366,876)	(754,757)	(366,876)
Tangible assets	$ 13,322,295	$ 13,516,706	$ 11,055,679	$ 13,322,295	$ 11,055,679
Tangible common equity to tangible assets	8.33%	8.25%	8.05%	8.33%	8.05%
Return on Average Tangible Common Equity					
Net income applicable to common shares	$ 2,341	$ 37,895	$ 20,501	$ 97,471	$ 91,306
Intangibles amortization	1,806	1,931	1,207	7,865	4,682
Tax effect of intangibles amortization	(740)	(792)	(483)	(3,183)	(1,873)
Total adjustments to net income[1]	31,790	(4,505)	5,095	39,128	5,876
Net income applicable to common shares, excluding intangibles amortization, adjusted[1]	$ 35,197	$ 34,529	$ 26,320	$ 141,281	$ 99,991
Average stockholders' equity	$ 1,880,265	$ 1,855,647	$ 1,269,993	$ 1,832,880	$ 1,236,606
Less: average intangible assets	(749,700)	(751,366)	(367,328)	(751,292)	(363,112)
Average tangible common equity	$ 1,130,565	$ 1,104,281	$ 902,665	$ 1,081,588	$ 873,494
Return on average tangible common equity, adjusted[1][3]	12.35%	12.41%	11.60%	13.06%	11.45%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Financial Information (Unaudited)
(Amounts in thousands, except per share data)

	Quarters Ended			Years Ended	
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Risk-Based Capital Data					
Common stock	$ 1,123	$ 1,123	$ 913	$ 1,123	$ 913
Additional paid-in capital	1,031,870	1,029,002	498,937	1,031,870	498,937
Retained earnings	1,074,990	1,082,921	1,016,674	1,074,990	1,016,674
Treasury stock, at cost	(210,073)	(209,880)	(218,534)	(210,073)	(218,534)
Goodwill and other intangible assets, net of deferred tax liabilities	(743,327)	(738,645)	(356,477)	(743,327)	(356,477)
Disallowed DTAs	(644)	(275)	(198)	(644)	(198)
CET1 capital	1,153,939	1,164,246	941,315	1,153,939	941,315
Trust preferred securities	50,690	50,690	50,690	50,690	50,690
Other disallowed DTAs	(161)	(69)	(132)	(161)	(132)
Tier 1 capital	1,204,468	1,214,867	991,873	1,204,468	991,873
Tier 2 capital	243,656	242,652	233,656	243,656	233,656
Total capital	$ 1,448,124	$ 1,457,519	$ 1,225,529	$ 1,448,124	$ 1,225,529
Risk-weighted assets	$ 11,920,372	$ 12,362,833	$ 10,019,434	$ 11,920,372	$ 10,019,434
Adjusted average assets	13,404,998	13,439,744	11,036,835	13,404,998	11,036,835
Total capital to risk-weighted assets	12.15%	11.79%	12.23%	12.15%	12.23%
Tier 1 capital to risk-weighted assets	10.10%	9.83%	9.90%	10.10%	9.90%
CET1 to risk-weighted assets	9.68%	9.42%	9.39%	9.68%	9.39%
Tier 1 capital to average assets	8.99%	9.04%	8.99%	8.99%	8.99%

Footnotes to Non-GAAP Reconciliations

(1) Adjustments to net income for the fourth and third quarters of 2017 include revaluation of DTAs related to federal income tax reform and changes in Illinois income tax rates, a special colleague bonus, a charitable contribution, and certain actions related to the securities portfolio. In addition, net income for certain periods was adjusted for acquisition and integration related expenses associated with completed and pending acquisitions, a lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

(2) Presented on a tax-equivalent basis, assuming a federal tax rate of 35%.

(3) Annualized based on the actual number of days for each period presented.